SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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    14a-6(e)(2))

                        HEALTH OUTCOMES MANAGEMENT, INC.
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                (Name of Registrant as Specified in Its Charter)



- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                          HEALTH OUTCOMES MANAGEMENT, INC.
                                          2331 University Avenue Southeast
                                          Minneapolis, MN   55414
                                          1-800-STAT-911
                                          (612) 378-3053    FAX  (612) 378-2930


MEMO

TO:               STEVE WOLF, NORMAN PESSIN, JOHN MACKAY, DANIEL GREENBERG
                  MYRON COHN, STEVEN WOLF, GEORGE GUPPY
FROM:             BILL PETER
DATE:             SEPTEMBER 8, 1997


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Mike Frakes and I met today with Vic Greenstein and Peter Zugschwert for a lunch discussion in Minneapolis to discuss Board of Directors' candidates and a way to resolve the proxy battle between the Greenstein Group and the current Board of Health Outcomes Management.

The results of that meeting were as follows:

1. Mike Frakes and I asked them about their plan for the business. They said that they would develop one after they had time to study the company in depth. Mike and I concluded that their slate of Board members would take a long time to even understand our business (probably about a year).

2. Mike Frakes and I offered a compromise approach in which the Board would be increased to six (6) members: four (4) would be the present Board members and two (2) would be selected from the Greenstein Group slate.
     We offered to interview all four of their slate for the two positions.

3. Mike and I informed them that this proxy battle already has done major harm to the company. One of our key associates is leaving because of uncertainty and others have told us they will leave if the Greenstein Group slate wins. Our staff is critical to the health of this company. We told Vic and Peter that their win of the proxy battle would be a loss with the key staff departing. Also, our negotiations with strategic partners in September (4 key meetings) is very vulnerable to word of the proxy battle.

4. We asked if they would provide Mike and Bill with one year employment agreements, like the one in place now. They said they would not make any commitments until they studied the company.

5. Mike stated that he refused to work for the Greenstein Group slate under any circumstances.

6. We agreed to separately contact key investors and have conference calls to include Mike, Bill and Vic (at least) with each major investor. Wednesday is a day available for such conference calls.

Separate from the lunch, Mike suggested that he contact the major investors personally by phone today. Bill agreed and decided to send this FAX.

Any of the present Board members will be happy to talk with you. We urge you to get their opinions before you authorize your proxy.
                           Mike Frakes               1-800-782-8911
                           Bob Cipolle               (612) 624-5187
                           Jerry Hoganson            (612) 227-8351
                           Bill Peter                1-800-782-8911

We have appreciated your support over the years. We have listened and offered an expanded six (6) member Board. We pledge that if you give us your proxy we will proceed to achieve a six (6) member Board including two (2) of the candidates from the Greenstein Group slate.


cc:      Janna Severance, Moss and Barnett
         Rosemary Salzwedel, Health Outcomes Management
         Mike Frakes, Health Outcomes Management